Exhibit 1.02

Conflict Minerals Report

I.	Introduction

This Conflict Minerals Report (the “Report”) of Digi International Inc. (“Company,” “we,” “us” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2013 to December 31, 2013.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we refer to in this report as the “conflict minerals,” are gold, columbite-tantalite, cassiterite and wolframite, including their derivatives tantalum, tin and tungsten. The “covered countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

We are a leading provider of machine-to-machine networking hardware and solutions that enable the connection, monitoring and control of local or remote physical assets by electronic means. These networking products and solutions can connect communication hardware to a physical asset, convey information about the asset’s status and performance to a computer system and then use that information to improve or automate one or more processes. As described in this Report, certain of the products we manufacture or contract to manufacture contain components that include conflict minerals that are necessary to the functionality or production of those products. In this Report we refer to such products which were manufactured during calendar year 2013 as the “covered products.” The covered products are hardware products we sell that generally include: embedded modules, gateways, adapater cards and device and terminal servers. Neither the software or services our company sold to customers during calendar year 2013 are considered covered products as these products contain no conflict minerals.

Covered products contain components we purchased from third parties that use tin, tantalum, tungsten and/or gold. We do not source these conflict minerals directly. Due to the depth of our supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores. Our efforts undertaken to identify the countries of origin of those ores reflect our circumstances and position in the supply chain. The amount of information available globally on the traceability and sourcing of the conflict minerals is extremely limited at this time. We have taken steps to identify the applicable smelters and refiners of such conflict minerals in our supply chain; however, we believe that the smelters and refiners of the conflict minerals contained in the covered products are best situated to identify the sources of the conflict minerals.

II.	Reasonable Country of Origin Inquiry as well as Design and Performance of Due Diligence Measures

We have conducted a good faith reasonable country of origin inquiry regarding the conflict minerals. This inquiry was reasonably designed to determine whether any of the conflict minerals originated in the covered countries and whether any of the conflict minerals may have been from recycled or scrap sources. Our due diligence measures have been designed to conform in all material respects to the framework in the Organization for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas (the “OECD Guidance”).

We maintain a policy relating to conflict minerals that incorporates the OECD Guidance. The policy is found at the following url: www.digi.com/aboutus/environment/conflictminerals. This policy has also been communicated directly to our direct suppliers.

We group components and materials included in our products based on whether they might contain a conflict mineral. In this manner we determined the scope of our covered products.

We asked direct suppliers who provide us with materials and components for our products that might contain a conflict mineral to make a reasonable determination if raw materials, consumables or purchased components they provide to us contain conflict minerals. We asked these suppliers to complete a supply chain compliance questionnaire based on the Electronic Industry Citizenship Coalition (EICC) - Global e-Sustainability Initiative (EICC-GeSI) Conflict Minerals Common Reporting Template reflecting our position on the supply chain. The EICC-GeSI Conflict Minerals Common Reporting Template is regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics brands.

We received statements or responses from all of the direct suppliers who supply us with materials or components that we believe may contain conflict minerals as well as suppliers representing 90% of our supply chain spend. We reviewed the statements and responses we received for completeness and consistency of answers. Certain suppliers were asked to provide corrections and clarifications where needed.

Certain responses from our direct suppliers contained names of smelters who processed conflict minerals contained in our products. We reviewed the names of these smelters against the conflict-free compliant smelter list of the EICC.

The results of our due diligence were reviewed with members of our senior management team and summarized for our Board of Directors during a regularly scheduled meeting of the Board.

Based on the above statements, we believe our RCOI process and due diligence measures were reasonably designed and performed in good faith.

III.	Product Determination

Many of our hardware products contain materials or components that include one or more of the conflict minerals. Notwithstanding our efforts described above, we have been unable to determine, after exercising due diligence, whether our hardware products are DRC conflict free and, therefore, these products are DRC conflict undeterminable. We received no information from our direct suppliers indicating that the tin, tantalum, tungsten or gold in our products originated in the covered countries, although we have been unable to confirm the sourcing status of these minerals for each of the smelters listed below.

IV.	Smelter Information

Our suppliers also provided us with the names of approximately 80 smelters/refiners who our direct suppliers have identified as processing the necessary conflict minerals in our hardware products and who have been defined as compliant by the EICC’s Conflict-Free Mineral Program. Below is a listing of smelters, to the extent known, who our direct suppliers stated provided conflict minerals included in our hardware products that are not presently defined as compliant by the EICC, along with the smelter facility country location. The sourcing status for each of these smelters is unknown.

Standard Smelter Names (*)	Smelter Facility Location: Country (*)
5N Plus	GERMANY
A.L.M.T. Corp.	CHINA, JAPAN
Advanced Chemical Company	UNITED STATES
Aida Chemical Industries Co. Ltd.	JAPAN
AIM	CANADA
Alldyne Powder Technologies	UNITED STATES
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Alta Group	UNITED STATES
Altlantic Metals	UNITED STATES
American Iron and Metal	CANADA
An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	INDONESIA
Asaka Riken Co Ltd	JAPAN
ATI Tungsten Materials	UNITED STATES
Aurubis AG	GERMANY
Axis Material Ltd	JAPAN
Bangka	INDONESIA
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Baoshida Swissmetall	SWITZERLAND
Beijing Zenith Materials	CHINA
Boliden AB	SWEDEN
Buffalo Tungsten	CHINA
Cabot	UNITED STATES
Caridad	MEXICO
CB-Ceratizit CN	CHINA
Cendres & Métaux SA	SWITZERLAND
Ceratizit S.A	LUXEMBOURG
CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	BRAZIL
ChangChun up-optech	CHINA
Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Chengfeng Metals Co Pte Ltd	CHINA
China Minmetals Nonferrous Metals Co Ltd	CHINA
China Tin Group Co., Ltd.	CHINA
China Tin Smelter Co. Ltd	CHINA
Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Chugai Mining	JAPAN
CIF	BRAZIL
CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Codelco	CHILE
Cookson Alpha Metals(Shenzhen) Co. Ltd	China
Cooper Santa	BRAZIL
COOPERMETAL - Cooperative Metalurgica de Rondonia Ltda.	BRAZIL
Coopersanta	BRAZIL
CV Duta Putra Bangka	INDONESIA

CV JusTindo	INDONESIA
CV Makmur Jaya	INDONESIA
CV Nurjanah	INDONESIA
CV Prima Timah Utama	INDONESIA
CV Serumpun Sebalai	INDONESIA
CV United Smelting	INDONESIA
CWB Materials	UNITED STATES
Daejin Indus Co. Ltd	SOUTH KOREA
DAERYOUNG E&C	SOUTH KOREA
DaeryungENC	SOUTH KOREA
Dayu Wailiang Tungsten Co., Ltd	CHINA
Do Sung Corporation	SOUTH KOREA
Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	CHINA
Dosung metal	SOUTH KOREA
Echememi Enterprise Corp (Futures Exchange)	CHINA
Eco-System Recycling Co. Ltd	JAPAN
EM Vinto	BOLIVIA
Ethiopian Minerals Development Share Company	ETHIOPIA
Feinhütte Halsbrücke GmbH	GERMANY
Fenix Metals	POLAND
FSE Novosibirsk Refinery	RUSSIA
Fujian Jinxin Tungsten Co. Ltd	CHINA
Fujian Nanping	CHINA
Gannon & Scott	UNITED STATES
Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Ganzhou Hongfei W&Mo Materials Co. Ltd.	CHINA
Ganzhou sinda W&Mo Co., Ltd	CHINA
Gebrueder Kemper GMBH	GERMANY
Gejiu Gold Smelter Minerals Co. Ltd.	CHINA
Gejiu Yunxin Colored Electrolytic Co. Ltd.	CHINA
Gejiu Zi-Li	CHINA
Gold Bell Group	CHINA
Gomat-e-K.	GERMANY
Grillo Handel	GERMANY
Guangdong Jinding Advanced Materials Co.,Ltd(Formerly:Guangdong Gaoyao Hetai Gold Mine)	CHINA
Guangxi China Tin Group Co., Ltd.	CHINA
H.C. Starck GmbH	JAPAN, RUSSIA, UNITED STATES
Harima Smelter	JAPAN
Heraeus (zhaoyuan)Precious Metal Materials Co., Ltd.	CHINA

Heraeus Precious Metals GmbH & Co. KG	GERMANY
Heraeus Technology Center	HONG KONG
Heraeus Zhaoyuan Precious Metal Materials Co., Ltd.	China
Hisikari Mine	JAPAN
Huaxi Guangxi Group	CHINA
Huichang Jinshunda Tin Co. Ltd	CHINA
Hunan Chenzhou Mining Group Co	CHINA
Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	CHINA
Hwasung CJ Co., Ltd	SOUTH KOREA
IBF IND Brasileira de Ferrolligas Ltda	BRAZIL
IES Technical Sales	UNITED STATES
Iljin Diamond Co. Ltd	SOUTH KOREA
Indonesian State Tin Corporation Mentok Smelter	INDONESIA
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Jada Electronic limited (JX Nippon Mining & Metal Co., Ltd)	JAPAN
Japan Mint	JAPAN
Japan New Metals Co Ltd	JAPAN
Jean Goldschmidt International	BELGIUM
Jiangxi Copper Company Limited	CHINA
Jiangxi Nanshan	CHINA
Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Jiangxi Tungsten Industry Group Co Ltd	CHINA
Jiangxi Yichun	CHINA
Jinlong Copper Co., Ltd.	CHINA
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIA
JSC Uralectromed	RUSSIA
Kai Unita Trade Limited Liability Company	CHINA
Kaimeng(Gejiu) Industry and Trade Co., Ltd.	CHINA
Kanto Denka Kogyo Co., Ltd.	JAPAN
Kazzinc Ltd	KAZAKHSTAN
KEMET Blue Metals	MEXICO
Kennametal Inc.	UNITED STATES
Kennecott Utah Copper	UNITED STATES
Kennemetal Inc	UNITED STATES
Ketabang	INDONESIA
KOBA	INDONESIA
Kojima Chemicals Co. Ltd.	JAPAN

Korea Metal	SOUTH KOREA
Kovohute Pribram NastupnickaA.S.	CZECH REPUBLIC
Kupol	RUSSIA
Kyoritsu Gokin Co. Ltd.	JAPAN
Kyrgyzaltyn JSC	KYRGYZSTAN
La Caridad	MEXICO
Laibin China Tin Smelting Co., Ltd.	CHINA
Linwu Xianggui Smelter Co. Ltd	CHINA
Liuzhou China Tin	CHINA
LMBA	GERMANY
London Bullion Market Association	UNITED KINGDOM
Malaysia Smelting Corporation Berhad	MALAYSIA
Metahub Industries Sdn. Bhd.	MALAYSIA
Metal Do	JAPAN
Metallic Resources Inc	UNITED STATES
Metallo Chimique	BELGIUM
Metalor Technologies Singapore Pte Ltd	SINGAPORE
Met-Mex Peñoles, S.A.	MEXICO
Midwest Tungsten Wire Co.	UNITED STATES
Minmetals Ganzhou Tin Co. Ltd.	CHINA
Mitsubishi Electric Metecs Co., Ltd.	JAPAN
Mitsui & Co. Precious Metals Inc. Hong Kong Branch	HONG KONG
Mitsui Mining & Smelting Co., Ltd	JAPAN
Moscow Special Alloys Processing Plant	RUSSIA
N.E.Chemcat Corporation	JAPAN
Nanchang Cemented Carbide Limited Liability Company	CHINA
Nathan Trotter & Co	UNITED STATES
Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Nihon Material Corporation	JAPAN
Niihama Nickel Refinery	JAPAN
Ningbo Kangqiang	CHINA
NingHua XingLuoKeng TungSten Mining CO., LID	CHINA
Nippon Filler Metals Ltd	JAPAN
Nippon Mining	JAPAN
North American Tungsten	COLOMBIA
North American Tungsten Corporation Ltd.	CANADA
Novosibirsk Integrated Tin Works	RUSSIA
NTET, Thailand	THAILAND
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIA

OJSC Kolyma Refinery	RUSSIA
Operaciones Metalurgica S.A.	BOLIVIA
Orelec	FRANCE
Pan Pacific Copper Co. LTD	JAPAN
Plansee	AUSTRIA
Precious Metal Sales Corp.	UNITED STATES
Prioksky Plant of Non-Ferrous Metals	RUSSIA
PT Alam Lestari Kencana	INDONESIA
PT Aneka Tambang (Persero) Tbk	INDONESIA
PT Artha Cipta Langgeng	INDONESIA
PT Babel Inti Perkasa	INDONESIA
PT Babel Surya Alam Lestari	INDONESIA
PT Bangka Kudai Tin	INDONESIA
PT Bangka Putra Karya	INDONESIA
PT Bangka Timah Utama Sejahtera	INDONESIA
PT Bangka Tin Industry	INDONESIA
PT Belitung Industri Sejahtera	INDONESIA
PT BilliTin Makmur Lestari	INDONESIA
PT DS Jaya Abadi	INDONESIA
PT Eunindo Usaha Mandiri	INDONESIA
PT Fang Di MulTindo	INDONESIA
PT HP Metals Indonesia	INDONESIA
PT Indra Eramulti Logam Industri	INDONESIA
PT Koba	INDONESIA
PT Koba Tin	INDONESIA
PT Mitra Stania Prima	INDONESIA
PT Putra Karya	INDONESIA
PT Refined Banka Tin	INDONESIA
PT Sariwiguna Binasentosa	INDONESIA
PT Stanindo Inti Perkasa	INDONESIA
PT Sumber Jaya Indah	INDONESIA
PT Tambang Timah	INDONESIA
PT Timah	INDONESIA
PT Timah Nusantara	INDONESIA
PT Tinindo Inter Nusa	INDONESIA
PT Yinchendo Mining Industry	INDONESIA
PT Citralogam Alphasejahtera	INDONESIA
Pure Technology	RUSSIA
PX Precinox SA	SWITZERLAND
Richard Stenzhorn GmbH	GERMANY
Rui Da Hung	CHINA

Rui Da Hung	TAIWAN
Sabin Metal Corp.	UNITED STATES
Samhwa non-ferrorus Metal ind.co.ltd	SOUTH KOREA
Samwon Metal	SOUTH KOREA
Samwon Metals Corp.	SOUTH KOREA
Sandvik Material Technology	SWEDEN
Schone Edelmetaal	NETHERLANDS
Senju Metal Industry Co. Ltd.	JAPAN
Shan Dong Huangjin	CHINA
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
shandong zhaojin gold refining co., ltd	CHINA
Shandong Zhaojin Group Co.	CHINA
Shanghai Gold Exchange	CHINA
ShangHai YueQiang Metal Products Co., LTD	CHINA
Shenzhen Chemicals & light industry co., ltd	CHINA
Sincemat Co, Ltd	CHINA
Singapore LME Tin	SINGAPORE
So Accurate Refining Services	UNITED STATES
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIA
Sumitomo	CANADA, CHINA
Sumitomo Electric Industries	JAPAN
Sumitomo Electric, USA (A.L.M.T.)	UNITED STATES
Sumitomo Metal Mining Co., Ltd.	JAPAN
Sundwigger Messingwerk	GERMANY
Suzhou Xingrui Noble	CHINA
Sylham	UNITED STATES
Taicang City Nancang Metal Meterial Co., Ltd	CHINA
Tamura	JAPAN
TE Electronics	UNITED KINGDOM, UNITED STATES
Thailand Smelting & Refining Co., Ltd.	THAILAND
The Great Wall Gold and Silver Refinery of China	CHINA
The Hutti Gold Mines Co. Ltd	INDIA
The Miller Company	UNITED STATES
The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Tian Cheng chemical industry	CHINA
Tong Ding Metal Company. Ltd.	CHINA
Tongling Nonferrous Metals Group Holdings Co., Ltd	CHINA
Torecom	SOUTH KOREA
Traxys	FRANCE
Triumph Northwest	UNITED STATES
Unit Metalurgi PT Timah (Persero ) Tbk	INDONESIA

Unit Timah Kundur PT Tambang	INDONESIA
Westfalenzinn	GERMANY
White Solder Metalurgia	BRAZIL
Wolfram Bergbau und Hütten AG	AUSTRIA
Wolfram Company CJSC	RUSSIA
Wort Wayne Wire Die	UNITED STATES
Xiamen Golden Egret Special Alloy Co. Ltd.	CHINA
Xiamen Honglu Tungsten Molybdenum Industry Co., Ltd	CHINA
Xiamen Tungsten Co Ltd	CHINA
Yantai Zhaojin Kanfort Precious Metals Co., Ltd.	CHINA
Yokohama Metal Co Ltd	JAPAN
Yunan Tin Group	CHINA
Yunnan Chengfeng	CHINA
Yunnan Chengo Electric Smelting Plant	CHINA
Zhejiang Huangyan Xinqian Electrical Parts Factory	CHINA
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Zhuzhou Cemented Carbide Group Co Ltd	CHINA
Zijin Mining Group Co. Ltd	CHINA

V.	Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements to our direct suppliers. We will also continue to monitor changes in circumstances that may impact the facts or our determination. Over time, we anticipate that the amount of information globally on the traceability and sourcing of conflict minerals will likely increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional fact and risk assessments where potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence needs improvement, we intend to continue the trade relationship while that supplier improves its performance. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

VI.	Independent Private Sector Audit

Not required for calendar year 2013.